UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/12/2015

Sypris Solutions, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-24020

DE	61-1321992
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

101 Bullitt Lane, Suite 450, Louisville, KY 40222
(Address of principal executive offices, including zip code)

502-329-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Amendment to Revolving Credit and Security Agreement

On March 12, 2015, Sypris Solutions, Inc. (the "Company") and certain of its subsidiaries and PNC Bank, National Association (the "Lender") entered into an amendment (the "Second Amendment") to the Company's Revolving Credit and Security Agreement, dated May 12, 2011 (the "Loan Agreement"). The Lender, as the agent and lender under the Loan Agreement, agreed to, among other things, waive certain existing or potential events of default under the Loan Agreement, amend the interest rate applicable to borrowings under the Loan Agreement, amend the financial covenants applicable to the Company, amend the term of the Loan Agreement, and provide for certain additional covenants of the Company. In addition, pursuant to the Second Amendment, the Loan Agreement will mature on January 15, 2016 (instead of May 12, 2016).

As a result of the Second Amendment, borrowings under the Loan Agreement will bear interest at an initial rate estimated at approximately 6% and increasing to an estimated rate of approximately 10% by the maturity date. Specifically, borrowing will accrue at a base rate, which is equal to the higher of (i) the Lender's base rate, (ii) the Federal Funds Open Rate plus 1/2 of 1% and (iii) the Daily LIBOR Rate plus 1%, plus an applicable margin of 2.75%, which shall increase (x) on June 1, 2015 to 3.25% and (y) on the first day of each month thereafter, to a percentage which is 0.50% greater than the applicable margin for the immediately preceding month. In connection with the Second Amendment, the Company has agreed to raise new capital through (i) new subordinated indebtedness of the Company, (ii) the sale of all or a portion of the Company's property in Toluca, Mexico, or (iii) a combination thereof, in each case, in a minimum amount agreed to by the Company and the Lender (such proceeds, the "Second Amendment Proceeds").

The Second Amendment also provides that the Company will maintain undrawn availability under the Loan Agreement of (a) at least $1,000,000 until June 1, 2015 or any earlier receipt of the Second Amendment Proceeds, and (b) at least $5,000,000 after receipt of the Second Amendment Proceeds or September 30, 2015, if earlier. In addition, pursuant to the terms of the Second Amendment, beginning with the month ending April 30, 2014, the Company must maintain certain minimum Free Cash Flow (as defined in the Second Amendment) as of the end of each month and for periods specified in the Second Amendment in varying amounts, ranging from a permitted maximum cumulative Free Cash Flow usage of $6,860,000 as of July 31, 2015 for the five month period then ending to a cumulative Free Cash Flow usage of $1,567,000 or less as of November 30, 2015 for the nine month period then ending.

The Second Amendment prohibits the company from creating, incurring or assuming any indebtedness other than (i) indebtedness to the Lender; (ii) indebtedness not in excess of $5,000,000 outstanding at any time incurred for capital expenditures; (iii) certain guarantees set forth in the Loan Agreement; (iv) indebtedness included with the purchase price for permitted acquisitions; (v) the loan related to the Company's operations in Mexico; and (vi) subordinated indebtedness. In addition, pursuant to the Second Amendment, the Company is prohibited, without the Lender's consent, from entering into certain transactions with its affiliates.

In connection with the Second Amendment, the Company has received the proceeds of a subordinated loan from the Gill family. See the Gill Family Investment (as defined below) for a description of this subordinated loan.

Pursuant to the terms of the Second Amendment, the Company has agreed, to engage an investment bank, on or before March 20, 2015, for the purpose of finding a subordinated lender to extend financing to the Company and certain other consultants or advisors as agreed by the Lender and the Company. If the Company has not received the Second Amendment Proceeds by June 1, 2015, beginning June 1, 2015 end ending September 1, 2015, the Company has agreed to pay the Lender a fee of $100,000 on the first day of each month and, if such proceeds have not been received by October 1, 2015, the Company has agreed to pay to the Lender a fee of $250,000 and the Lender may declare an event of default.

Gill Family Investment

As described above, in connection with the Second Amendment, the Company has received the proceeds of subordinated indebtedness from Gill Family Capital Management, Inc. ("Gill Family Capital Management") in an amount of $4,000,000 (the "Gill Family Investment"). Gill Family Capital Management is an entity controlled by our president and chief executive officer, Jeffrey T. Gill and one of our directors, R. Scott Gill; a contribution was made by each of them and Robert E. Gill, to Gill Family Capital Management. Gill Family Capital Management, Inc., Jeffrey T. Gill and R. Scott Gill are significant beneficial stockholders in the Company. As of March 12, 2015, the Gill family beneficially owned an aggregate of 8,819,848 shares or approximately 42% of the Company's outstanding common stock. In connection with the Gill Family Investment, on March 12, 2015, the Company and certain of its subsidiaries entered into a promissory note for the benefit of Gill Family Capital Management in a principal amount of $4,000,000 (the "Promissory Note"). The Promissory Note bears interest at a rate of 8.00% per year and matures on April 12, 2016 (the "Maturity Date"). All principal and interest on the Promissory Note will be due and payable on the Maturity Date.

The Promissory Note is secured by certain assets of the Company, including its patents and trademarks and certain of the Company's real property. The Promissory Note, the rights and obligations thereunder, including the security interest is subordinate to the Lender's rights and obligations under the Loan Agreement as set forth in a subordination agreement between Gill Family Capital Management and the Lender.

The Promissory Note contains a number of customary covenants, representations, warranties, events of default and remedies upon default, including acceleration and the right to foreclose on the collateral securing the Promissory Note.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure

On March 3, 2015 the Company's Board of Directors determined the 2015 Annual Meeting of Stockholders will be held on May 5, 2015 at 10:00 a.m. Eastern Time in Louisville, Kentucky.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sypris Solutions, Inc.

Date: March 18, 2015	By:	/s/ John R. McGeeney
John R. McGeeney
Vice President, General Counsel and Secretary